UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 9, 2013

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

30 Rio Robles, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

This Report on Form 8-K is being filed by Immersion Corporation (“Immersion” or the “Company”) regarding the settlement of certain stockholder litigation.

Settlement of Certain Litigation

On May 5, 2010, an action entitled Kasmer v. Immersion Corporation, Case No. 5457-VCG (the “Delaware Action”), was filed in Delaware Chancery Court by a stockholder seeking to enforce a demand to inspect certain of the Company’s records pursuant to Section 220 of the Delaware General Corporation Law, as a possible prelude to the stockholder bringing a derivative action. The Company filed an answer on June 14, 2010, questioning whether a proper purpose for the records inspection had been stated and raising other defenses concerning the scope of the demand, among other deficiencies. Following a one-day trial on December 2, 2010, the Court significantly narrowed the scope of the demand and the Company responded accordingly. On October 24, 2011, the stockholder filed a motion seeking to compel further responses to the demand, and the Company opposed the stockholder’s motion.

On May 30, 2012, the same stockholder filed a putative stockholder derivative action in San Francisco Superior Court, entitled Kasmer v. Richardson et. al., Case No. CGC-12-521211 (the “Derivative Action”), purportedly on behalf of the Company and naming certain of its former directors and officers as individual defendants. A Stipulation of Settlement in the Derivative Action setting forth the terms of the settlement was signed on August 22, 2012 (the “Settlement Stipulation”). The Delaware Action action was dismissed with prejudice by stipulation of the parties on October 22, 2012. The settlement of the Derivative Action and the terms of the Settlement Stipulation were approved by the San Francisco Superior Court on October 26, 2012, and the settlement became final on December 29, 2012.

Pursuant to the Settlement Stipulation the Company has agreed to institute and/or continue various corporate governance procedures and policies set forth in the Settlement Stipulation for a period of three years. The Court has also awarded plaintiff’s counsel attorneys’ fees and costs in an aggregate amount of $350,000. The Settlement Stipulation provides for a full release of claims between the defendants in the Derivative Action and their Related Parties (as defined in the Settlement Stipulation) and the plaintiff, for all claims that were or could have been brought in the Delaware Action and the Derivative Action. The Settlement Stipulation is available on the Company’s website at http://www.immersion.com/docs/Immersion-Stipulation-of-Settlement.pdf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: January 9, 2013	By:	/s/ Amie Peters
Name: Amie Peters
Title: General Counsel